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EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Green Irons Holdings Corp., Form 10-QSB for the period ending July 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Andrew Couvell, President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer, of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: September 27, 2007

By: /s/ Andrew Couvell
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        Andrew Couvell
        President, Chief Executive Officer,
        Chief Financial Officer, and Principal
        Accounting Officer